EXHIBIT 99.1

SemiLEDs Reports First Quarter of Fiscal Year 2011 Financial Results

Hsinchu, Taiwan (January 13, 2011) — SemiLEDs Corporation (NASDAQ: LEDS), a developer and manufacturer of LED chips and LED components, today announced its financial results for the first quarter of fiscal year 2011, ended November 30, 2010. Revenue for the first quarter of fiscal 2011 was $13.0 million, a 94.1% increase compared to $6.7 million in the first quarter of fiscal 2010.

“We are very pleased with our recent accomplishments. We achieved excellent financial results in our first fiscal quarter of 2011 including record revenues and strong gross margins, and successfully completed our IPO in December 2010,” said Trung Doan, Chairman and CEO of SemiLEDs. “The LED lighting market remains strong particularly within Asia and we are well positioned to take advantage of this opportunity both through our Taiwan operations and China SemiLEDs.”

GAAP net income for the first quarter of fiscal 2011 was $3.8 million, or $0.11 per diluted share, compared to GAAP net income of $0.4 million, or $0.00 per diluted share, for the first quarter of fiscal 2010. The Company recorded a foreign currency transaction loss of $0.6 million in the quarter. On a non-GAAP basis, net income for the first quarter of fiscal 2011 was $3.9 million, or $0.12 per diluted share, compared to non-GAAP net income of $0.4 million, or $0.00 per diluted share, for the first quarter of fiscal 2010.

GAAP gross margin for the first quarter of fiscal 2011 was 51.0%, compared with 27.4% in the first quarter of fiscal 2010. GAAP operating margin for the first quarter of fiscal 2011 was 37.7%, compared with 9.0% in the first quarter of fiscal 2010.

The Company’s balance of cash and cash equivalents was $9.9 million at the end of the first quarter, a decrease over the prior quarter ending balance of $13.5 million.  SemiLEDs completed an initial public offering in December 2010, generating net proceeds of $95.5 million, before deducting expenses of the offering estimated at $4.0 million. Cash flow from operations was $1.6 million in the first quarter of fiscal 2011.

Accounts receivable was $10.2 million for the first quarter of fiscal 2011, an increase of $2.6 million over the fourth quarter of fiscal 2010. Days sales outstanding was 71 for the first quarter, an increase of 11 days from the fourth quarter of fiscal 2010. Inventory was $13.3 million for the first quarter of fiscal 2011, an increase of $1.9 million from the fourth quarter of fiscal 2010.

Financial Outlook

For its second quarter of fiscal 2011 ending February 28, 2011, SemiLEDs expects revenue in a range of $10.5 million to $12.5 million with GAAP net income of $1.6 million to $2.6 million, or $0.06 to $0.09 per diluted share, based on an estimated 27.7 million diluted weighted average shares. GAAP gross margin is expected to be in the range of 44% to 46%. Second quarter guidance reflects pricing pressure being experienced by the Company during the quarter.

Conference Call Information

SemiLEDs will discuss these financial results in a conference call at 8:00 a.m. Eastern Standard Time (9:00 p.m. China Standard Time), today. The public is invited to listen to a live webcast of the conference call on the Investors section of the company website at http://investors.semileds.com/events.cfm.

For those who are unable to participate in the live conference call, an audio replay will be available until Tuesday, January 18, 2011 at 10:59 a.m. Eastern Standard Time (11:59 p.m. China Standard Time). To access the audio replay, dial 888-203-1112 or 719-457-0820 and enter access code 8331657. A replay of the webcast will be available on the Investors section on the Company’s web site approximately two hours after the conclusion of the call and remain available for approximately 90 calendar days.

About SemiLEDs

SemiLEDs develops and manufactures LED chips and LED components primarily for general lighting applications, including street lights and commercial, industrial and residential lighting. SemiLEDs sells blue, green and ultraviolet (UV) LED chips under the MvpLED brand.

Non-GAAP Financial Measures

SemiLEDs has provided in this press release adjusted financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. SemiLEDs uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to, but not as a substitute for, GAAP measures, in evaluating the Company’s operational performance. SemiLEDs believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating operating results and trends, and in comparing its financial results with other companies in SemiLEDs’ industry, many of which present similar non-GAAP financial measures to investors. The historical non-GAAP financial measures presented above exclude the following item required to be included by GAAP: non-cash stock-based compensation charges.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. A reconciliation of historic non-GAAP financial measures presented above to GAAP results has been provided in the financial statement tables included in this press release.

Forward Looking Statements

This press release contains statements that may constitute “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and as defined in the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements involve a number of risks and uncertainties that could cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Further information regarding these and other risks is included in SemiLEDs’ filings with the U.S. Securities and Exchange Commission, including its registration statement on Form S-1, as amended from time to time. SemiLEDs does not undertake any obligation to update any forward-looking statement as a result of new information, future events or otherwise, except as required under applicable law.

Contacts:

David Young

Chief Financial Officer

208-546-9018

investor@semileds.com

Erica Mannion

Sapphire Investor Relations

212-766-1800 Ext. 203

investor@semileds.com

PART I — FINANCIAL INFORMATION

Item 1.    Financial Statements

SEMILEDS CORPORATION

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands, except for share and per share amounts)

	November 30, 2010	August 31, 2010

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,871	$13,520
Accounts receivable, net of allowance for doubtful accounts of $108 and $101	10,249	7,620
Accounts receivable from related parties	376	73
Inventory	13,295	11,362
Prepaid expenses and other current assets	3,456	2,269
Total current assets	37,247	34,844
Property, plant and equipment, net	41,833	31,929
Intangible assets, net	445	380
Investments in unconsolidated entities	15,785	15,961
Other assets	784	792
TOTAL ASSETS	$96,094	$83,906

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$4,626	$2,814
Accrued liabilities	5,248	4,355
Long-term debt, current portion	4,450	1,752
Total current liabilities	14,324	8,921
Long-term debt, net of current portion	3,787	3,786
Total liabilities	18,111	12,707
Commitments and contingencies (Note 6)
STOCKHOLDERS’ EQUITY:
Common stock, $0.0000056 par value—29,071,428 and 29,071,428 shares authorized; 7,430,048 and 7,427,905 shares issued and outstanding as of November 30, 2010 and August 31, 2010	—	—
Convertible preferred stock issuable in Series A to E, $0.0000056 par value—13,718,873 shares authorized; 13,718,852 shares issued and outstanding as of November 30, 2010 and August 31, 2010	—	—
Additional paid-in capital	70,664	70,510
Accumulated other comprehensive income (loss)	2,369	(441)
Retained earnings	4,950	1,130
Total stockholders’ equity	77,983	71,199
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$96,094	$83,906

SEMILEDS CORPORATION

Condensed Consolidated Statements of Income

(Unaudited)

(In thousands, except for share and per share amounts)

	Three Months Ended November 30,
	2010	2009

Revenues, net	$13,016	$6,705
Cost of revenues	6,376	4,869
Gross profit	6,640	1,836
Operating expenses:
Research and development	447	571
Selling, general and administrative	1,287	659
Total operating expenses	1,734	1,230
Income from operations	4,906	606
Other expense:
Loss from unconsolidated entities	(222)	—
Interest expense, net	(12)	(5)
Foreign currency transaction loss, net	(576)	(211)
Total other expense, net	(810)	(216)
Income before provision for income taxes	4,096	390
Provision for income taxes	276	27
Net income	$3,820	$363
Net income attributable to common stock:
Basic	$847	$—
Diluted	$884	$—
Net income per share attributable to common stock:
Basic	$0.11	$—
Diluted	$0.11	$—
Shares used in computing net income per share attributable to common stock (Note 9):
Basic	7,430,048	6,873,676
Diluted	7,932,105	7,823,184

SemiLEDs Corporation

Reconciliation of GAAP to Non-GAAP Measures

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended
	November 30,	November 30,
	2010	2009
GAAP net income	$3,820	$363
Adjustments:
Stock-based compensation expense	107	4
Income tax effect	(7)	(0)
Non-GAAP net income	$3,920	$367
Diluted net income per share:
GAAP net income	0.11	—
Non-GAAP	0.12	—